Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 17, 2018, relating to the financial statements of Oxford Lane Capital Corp., which appears in such Registration Statement. We also consent to the use of our report dated May 17, 2018 relating to the senior securities table. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 6, 2018